EXHIBIT 10.07 (Translated)

Exclusive Option Contract

This Exclusive Option Contract (the “Contract”) is signed by and among the following parties in Nanshan District, Shenzhen City on March 13, 2019:

Party A: Shenzhen Qianhai Jinwanhong Holdings Ltd., a wholly foreign-owned enterprise established and validly existing under the laws of the People’s Republic of China (hereinafter referred to as “China”, for the purposes hereof, excluding Hong Kong, Macao and Taiwan, similarly hereinafter), with its legal address at Room 201, Building A, Qianwan First Road No.1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, Shenzhen City;

Party B1: Lu Shufeng

Party B2: Zhang Xiaoyang

(In this Contract, “Party B1” and “Party B2” are hereinafter collectively referred to as “Party B”)

Party C: Century Wanhong (Shenzhen) Holdings Ltd., a limited liability company established and validly existing under the laws of China, with its legal address at 6F, Hangsheng Technology Building, Gaoxin South 6th Road, Nanshan High-tech Industrial Park (South), Yuehai Sub-district, Nanshan District, Shenzhen.

In the Contract, Party A, Party B and Party C are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

1. Party B holds 100% of the Equity of Party C in total;

2. Party C and Party A have signed the Exclusive Management Consulting and Service Agreement (hereinafter referred to as the “Service Agreement”);

3. Party B and Party C have signed the Equity Pledge Contract (hereinafter referred to as the “Equity Pledge Contract”).

THEREFORE, the Parties hereby reach the following agreement through negotiation.

1 Equity Purchase Option

1.1 Equity Purchase

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Subject to the laws and regulations of the China, Party B irrevocably grants Party A the exclusive right to purchase, that is, Party A or one or more of its designated persons (each, a “Designee”) may at any time purchase at the price stated in Article 1.3 of the Contract any or all the Equity held by Party B in Party C (“Equity Purchase Option”).Except for Party A and the Designee(s), Party B shall not grant this right to any other third parties. Party C hereby agrees to the grant of the Equity Purchase Option by Party B to Party A, and such grant is irrevocable within the validity period of the Contract.

Party B and Party C further agree that 1) Party A may unilaterally transfer any or all of the Equity Purchase Option to any third party; and accordingly, the third party will inherit Party A’s rights in whole or in part under the Contract, and will become a party to the Contract and exercise the Equity Purchase Option in accordance with the relevant provisions of the Contract; 2) Party A may, when actually exercising the Equity Purchase Option, designate any third party that meets the requirements of the law to act as the shareholder of Party C.

The term “person” as used in this paragraph and the Contract shall refer to individuals, companies, joint ventures, partnerships, trusts or non-corporate organizations.

1.2 Exercise Procedures

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Purchase Option by issuing a written notice to Party B (the “Equity Purchase Notice”), specifying:

(a) Party A’s decision to exercise the Equity Purchase Option;

(b) the portion of Equity to be purchased from Party B (the “Purchased Equity”);

(c) the date of purchase/transfer of the Equity;

(d) the method of payment and bank information for remittance;

(e) the name of the person who actually acts as the shareholder of Party C;

(f) the power of attorney that permits the Designee to exercise the Equity Purchase Option.

1.3 Equity Purchase Price

If no assessment is required to be conducted according to law, the purchase price for Party A to exercise the Equity Purchase Option (“Equity Purchase Price”) shall be the lowest amount of the following as agreed by Party A:

(a) the actual amount of capital paid by Party B in respect of the Purchased Equity; or

(b) the minimum transfer price in accordance with laws and regulations when exercising the Equity Purchase Option.

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1.4 Transfer of Purchased Equity

Party B and Party C shall, within ten days from the date of the issuance of the Equity Purchase Notice by Party A or any other time limit agreed by Party A, complete the following procedures and other related procedures (if any):

(a) Party B shall cause Party C to promptly convene a meeting of the board of shareholders, at which a resolution shall be adopted approving Party B’s transfer of the Purchased Equity to Party A and/or the Designee(s) and other related matters reasonably requested by Party A, and shall and submit the above written resolution immediately after the meeting to Party A for storage.

(b) At the request of Party A, Party B shall, in accordance with the Equity Purchase Notice issued by Party A, sign with Party A (or the Designee(s)) the equity transfer contract and other necessary documents for the transfer of equity (“Equity Transfer Related Documents”) consistent with the requirements of Party A, and shall then submit a copy thereof to Party A for storage;

(c) All parties concerned shall sign all other agreements or documents required;

(d) Party B shall guarantee that the Purchased Equity are free of any security interest, and shall deliver the Purchased Equity to Party A and/or the Designee and assist Party A and/or the Designee in handling the procedures relating to Party C’s register of shareholders and the registration of equity changes due to the transfer of Equity.

The term “Security Interest” shall mean that, except for all the Equity (the Equity held by Party B in Party C) pledged by Party B to Party A for the purpose of guarantee the performance of the Party B and Party C of all the obligations under the Exclusive Management Consulting and Service Agreement signed with Party A, free from other security interests (such as guarantees, mortgages, equity purchase option, pre-emptive rights, and offset rights).

1.5 Payment

Party A shall pay Party B the corresponding Equity Purchase Price in accordance with the legal methods stipulated by the laws and regulations of China.

2 Representation and Warranties

2.1 Representations and Warranties of Party C

(a) Without prior written consent of Party A, Party C shall not in any manner supplement, change, or amend the articles of association of Party C, increase or decrease or otherwise change its registered capital;

(b) Party C shall maintain its corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs, so as to maintain the asset value of Party C and refrain from any act that may affect Party C’s operating status and asset value;

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(c) Without the prior written consent of Party A, Party C shall not at any time beyond its normal operation sell, transfer, mortgage, pledge or otherwise dispose of any assets, business, revenue and beneficial interest of Party C;

(d) Without the prior written consent of Party A, Party C shall not incur or inherit any debt, except for the debts incurred in the ordinary course of business other than through loans and the debts disclosed to Party A for which Party A’s written consent has been obtained;

(e) Without the prior written consent of Party A, Party C shall not sign any major contract (The term “major contract” as used in this clause refers to a contract with a single price exceeding RMB 30,0000 or (if the single contract amount is small) a contract with the total price relating to the same counterparty or its affiliates exceeding RMB 10,0000);

(f) Without the prior written consent of Party A, Party C shall not provide any person with any loan or credit;

(g) Party C shall provide Party A with information on Party C’s business operations and financial condition at the request of Party A;

(h) Without the prior written consent of Party A, Party C shall not cooperate or consolidate with any third party, establish or acquire any third party through foreign investment;

(i) Party C shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

(j) Without the prior written consent of Party A, Party C shall not distribute dividends to its shareholders in any manner;

(k) At the request of Party A, Party C shall appoint any natural person who meets the statutory conditions and who is recommended by Party A as a director of Party C.

2.2 Representations and Warranties of Party B

(a) Without prior written consent of Party A, Party B shall not donate, transfer, mortgage, pledge or otherwise or dispose of any of the Equity or beneficial interests held by it in Party C, except for the pledge placed on these Equity in accordance with the Equity Pledge Contract signed between Party A and Party B;

(b) Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Equity held by it in Party C;

(c) If, with the consent of Party A, Party B will transfer the Equity held by in Party C to any person designated by Party A, it shall also transfer all its rights and obligations hereunder to the transferee, and Party B shall do its utmost to promote and demand the transferee to unconditionally inherit the corresponding rights and obligations.

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(d) If, without the prior written consent of Party A, Party C cooperates or consolidates with any third party, establishes or acquires any third party through foreign investment, Party B shall vote against Party C on the meeting of the board of shareholders;

(e) Party B shall, on the meeting of the board of shareholders, approve through deliberation the matters concerning the transfer of the Purchased Equity hereunder;

(f) Party B shall appoint any natural person who meets the statutory conditions and who is recommended by Party A as a director of Party C;

(g) At the request of Party A, Party B shall immediately and unconditionally transfer its Equity to the person designated by Party A, and waive its right of first refusal to the respective share transfer by the other existing shareholders;

(h) Party B shall strictly abide by the provisions of the Contract and other contracts jointly or separately signed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any act that may affect the effectiveness and enforceability thereof;

(i) Party B shall jointly bear all costs incurred in signing and executing the documents related to the equity transfer, assist Party A in handling the relevant procedures required to obtain the corresponding Purchased Equity, including but not limited to the required government approvals and the industrial and commercial registration of changes for the change of articles of association and change of the company’s shareholders.

2.3 Joint Representations and Warranties of Party B and Party C

(a) Party B and Party C have the rights to sign the Contract and each equity transfer contract (each, the “Transfer Contract”) in accordance with the Contract, and to fulfill the obligations under the Contract and each Transfer Contract. Once the Contract and each Transfer Contract, they shall be obliged to fulfill the corresponding obligations in accordance with the corresponding provisions;

(b) The signing and performance of the Contract and any Transfer Contract will not violate any obligations stipulated by relevant Chinese laws, Party C’s articles of association or other organization documents, any current contractual legal documents signed by Party B or Party C, and any relevant approval or authorization;

(c) Party B has the complete and defect-free ownership of the Equity held by it in Party C, and no security interest has been set on the said Equity without the consent of Party A;

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(d) Party C has no outstanding debts, except for the reasonable debts incurred in the ordinary course of business and those disclosed to Party A or for which Party A’s written consent has been obtained;

(e) At present, there is no litigation, arbitration or administrative procedures relating to Party B’s Equity or Party C’s assets that are currently in progress or may occur.

(f) During the term of the Contract, if necessary (or for any reason, including but not limited to tax, accounting or other reasons), Party A may request Party B and Party C to supplement and modify any terms and conditions hereunder in accordance with Party A’s instructions, and Party B and Party C promise to sign immediately in accordance with Party A’s instructions.

3 Effectiveness and Term

The Contract shall become effective on the date of being signed and affixed with stamps of the Parties and shall continue to be valid. Unless otherwise stipulated in the Contract, Party A shall have the right to terminate the Contract by giving Party B and Party C a written notice 20 days in advance, but Party B and Party C shall not terminate the Contract in advance.

4 Governing Laws and Disputes Settlement

4.1 Governing Laws

The conclusion hereof, its validity, interpretation, performance and settlement of disputes in connection herewith shall be governed by the laws of the China.

4.2 Disputes Settlement

In the event of any dispute with respect to the interpretation and performance of the Contract, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the South China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules in effect at that time. The arbitration shall be conducted in Shenzhen and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

Except for the matters in dispute, the Parties shall continue to perform their respective obligations in good faith in accordance with the provisions hereof.

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5 Liability for Breach

If Party B or Party C violates any of the terms of the Contract and causes Party A to suffer losses, Party B and Party C shall be jointly and severally liable for compensation.

6 Taxes and Fees

Party A and Party B bear their own taxes and fees hereunder in accordance with the relevant laws and regulations; any part paid by Party A according to law shall be reimbursed by Party B in full.

7 Notices

Any notice or other communication given by either Party hereto shall be in Chinese and be delivered personally, mailed or faxed to the following address of the other Party or such other address of the other Party as may be notified from time to time in accordance with the method of notice provided herein. The notice shall be deemed to have been successfully served: (a) in case of a notice delivered personally, on the day of delivery personally; (b) in case of a notice sent by letter, the tenth day after the date posting (indicated on the postmark) the registered airmail with postage prepaid or on the fourth day after delivery to an internationally recognized courier service; (c) in case of a notice sent by facsimile, the time indicated on the transmission confirmation of the relevant documents.

Party A: Shenzhen Qianhai Jinwanhong Holdings Ltd.

Address:	Room 201, Building A, Qianwan First Road No.1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, Shenzhen City

Attn.:	Ho Chung Yu

Tel：0755-83460127

Fax: __________________________________________

Party B1: Lu Shufeng Party B2: Zhang Xiaoyang

Party C: Century Wanhong (Shenzhen) Holdings Ltd.

Address:	6F, Hangsheng Technology Building, Gaoxin South 6th Road, Nanshan High-tech Industrial Park (South), Yuehai Sub-district, Nanshan District, Shenzhen

Attn.:	Lu Shufeng

Tel:0755-28213897

Fax: __________________________________________

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8 Confidentiality

The Parties acknowledge that any oral or written information exchanged with respect to the Contract are confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is disclosed pursuant to the applicable laws; or (c) is required to be disclosed by any Party to its legal consultants or financial advisors regarding the transaction contemplated hereunder, provided that such legal consultants or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this clause. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of contract. This Section shall survive the termination of the Contract for any reason.

9 Miscellaneous

9.1 Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all the Parties.

9.2 Performance

The Parties agree to sign relevant documents that are beneficial to the performance of the various agreements in the Contract and to implement other measures that are beneficial to the performance of the various agreements in the Contract.

9.3 Transfer

Party A has the right to assign its rights and obligations under the Contract to any third party at any time, and the assignee shall inherit Party A’s rights and obligations hereunder. Party A shall notify Party B and Party C in appropriate written form within a reasonable period before the above-mentioned assignment, and Party B and Party C shall sign the relevant contracts and/or documents at the request of Party A.

9.4 Compliance

All Parties shall fully abide by the laws and regulations in force in China.

9.5 Entireness

Except for the amendments, supplements or changes in writing executed after the execution of the Contract, the Contract shall constitute the entire contract reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of the Contract.

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9.6 Language

The Contract is written in Chinese language in four copies, with each Party having one copy with equal legal validity.

9.7 Severability

In the event that any provision or agreement is found to be invalid, illegal or unenforceable in any aspect in accordance with any laws, the validity, legality or enforceability of the remaining provisions and agreements hereof shall not be affected in any respect. If any provision or agreement is determined to be invalid, illegal or unenforceable in any aspect in accordance with any laws, the Parties shall strive in good faith to modify in a manner acceptable to the Parties the Contract to reflect the intentions of the Parties to the greatest extent, and thus to complete the transaction contemplated hereunder according to the original plan to the maximum extent.

9.8 Survival

(a) Any obligations arising from the Contract prior to the expiration or early termination of the Contract shall survive the expiration or early termination of the Contract.

(b) Articles 5 and 8 of the Contract shall survive the termination of the Contract.

(Remainder of this page is intentionally left blank)

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(This is the signing page of the Exclusive Option Contract, which has been signed by the authorized representatives of each party on the date first written above)

Party A: Shenzhen Qianhai Jinwanhong Holdings Ltd.

Signature: ____________________

Party B:

______________________	________________________
Lu Shufeng	Zhang Xiaoyang

Party C: Century Wanhong (Shenzhen) Holdings Ltd.

Signature: ____________________

March 13, 2019

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